EXHIBIT 99.1

Corvus Gold Announces Intention to Delist from NASDAQ Capital Market

VANCOUVER, British Columbia, Jan. 07, 2022 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, NASDAQ: KOR) announces that it has notified the NASDAQ of its intention to voluntarily delist all of its securities from the Nasdaq Capital Market (“NASDAQ”), assuming satisfaction of the closing conditions of the previously announced plan of arrangement (the “Arrangement”) between Corvus, 1323606 B.C. Unlimited Liability Company, and AngloGold Ashanti Holdings plc., including the approval of the Arrangement by, and the obtainment of the final order from, the Supreme Court of British Columbia, and the successful completion of the transaction. Following the completion of the Arrangement, the Company will become a wholly-owned indirect subsidiary of AngloGold Ashanti Limited. The Company has submitted a notice to NASDAQ regarding its intention to delist, and, following closing of the Arrangement, will file with the Securities and Exchange Commission (the “SEC”) a Form 25 relating to the delisting of its common shares on or about January 18, 2022. The Company expects the delisting of its ordinary shares to become effective [10] days following the filing, or January 28, 2022. The anticipated effective date may be delayed if the SEC postpones the effectiveness of the application to delist for other reasons. Concurrent with the delisting from NASDAQ, the Company intends to file a Form 15 with the SEC to terminate the registration of its common shares under the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and to suspend its reporting obligations with the SEC. The Company expects that its obligation to file reports with the SEC will be suspended immediately upon the filing of the Form 15. The Company reserves the right to delay the filing of the Form 25 or Form 15 or withdraw either form for any reason prior to their effectiveness.

As previously reported, shareholders and optionholders of Corvus voted overwhelmingly in favour of the resolution approving the Arrangement at the Company’s special meeting on January 6, 2022. Further information regarding the Arrangement is available in the proxy statement/management information circular (the “Circular”) of the Company dated November 25, 2021, and the voting results of the Arrangement are available on the Form 8-K filed on January 7, 2022, which are available under Corvus’ profile on both SEDAR and EDGAR.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko Investor Relations Email: info@corvusgold.com Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Forward-Looking Statements

Certain statements and information contained herein are not based on historical facts and constitute “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of United States securities laws (collectively, “forward looking information”). Such forward-looking information includes the anticipated timing for Corvus applying to the Supreme Court of British Columbia for the final order, the anticipated timing for the closing and the anticipated timing for delisting from the TSX and the NASDAQ and ceasing to be a reporting issuer in Canada and the United States. Forward-looking information is provided to help readers understand Corvus’ views of its short and longer term prospects, and can typically be identified by words and phrases about the future such as “outlook”, “may”, “estimates”, “intends”, “believes”, “plans”, “anticipates” and “expects”. Forward-looking information is not a promise or guarantee of future performance; it represents Corvus’ current views and actual results may differ materially from those in forward-looking information. Readers are cautioned that forward-looking information may not be appropriate for other purposes. Corvus assumes no obligation to update or revise forward-looking information contained herein, unless required to do so by securities laws. The forward-looking information contained herein is based on a number of assumptions which could prove to be significantly incorrect. Such assumptions include: assumptions regarding the ability of Corvus to receive, in a timely manner and on satisfactory terms, the necessary court and regulatory approvals; and the ability of the parties to satisfy in a timely manner the conditions to the closing of the Arrangement. Although the Company’s management believes that the assumptions made and the expectations represented by such statements are reasonable, there can be no assurance that forward-looking information herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking information contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: changes in the price of gold and silver; general business, economic, competitive, political, regulatory and social uncertainties; risks relating to increases in operating costs and related inflationary pressures; the risk factors otherwise described in the Circular; and the risks set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended May 31, 2021 and the Quarterly Report on Form 10-Q for the period ended August 31, 2021. Readers are cautioned not to place undue reliance on forward-looking information due to the inherent uncertainty thereof.